UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2018, SunPower Corporation (the “Company”) and Charles D. Boynton, its Executive Vice President and former Chief Financial Officer, entered into an agreement (the "Agreement") pursuant to which the vesting of a total of 53,232 shares of the Company’s common stock underlying certain restricted stock units (“RSUs”) and measured performance-based RSUs previously granted to Mr. Boynton will accelerate, such that the shares will vest in full on July 1, 2018, subject to his continued employment on such date.

The foregoing description of the Agreement is not a complete description of all terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended July 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

June 28, 2018	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel